UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   October 26, 2009
______________

Sypris Solutions, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-24020	61-1321992
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
101 Bullitt Lane, Suite 450 Louisville, Kentucky	40222
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (502) 329-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

Effective as of October 26, 2009, Sypris Solutions, Inc. (the “Company”) amended its revolving credit facility (the “Loan Agreement”) and outstanding senior notes (the “Note Agreements”) (together, the “Credit Agreements”).  The Company, together with its domestic subsidiaries (Sypris Technologies, Inc., Sypris Technologies Kenton, Inc., Sypris Technologies Marion, LLC, Sypris Technologies Mexican Holdings, LLC, Sypris Data Systems, Inc. and Sypris Electronics, LLC) (the “Subsidiary Guarantors”) and its current bank group (JPMorgan Chase Bank, N.A., Bank of America, N.A. and National City Bank (collectively, the “Banks”)) signed the 2009B Amendment to Loan Agreement (the “Loan Amendment”) on October 26, 2009. In addition, the Company, each of the Subsidiary Guarantors and its current noteholders (The Guardian Life Insurance Company of America, Connecticut General Life Insurance Company, Life Insurance Company of North America, The Lincoln National Life Insurance Company and Lincoln Life & Annuity Company of New York (collectively, the “Noteholders”)) signed the Fifth Amendment to Note Purchase Agreement (the “Note Amendments”) on October 26, 2009 (the Loan Amendment and the Note Amendments, collectively, the “Amendments”).

The Loan Amendment extends the maturity date of the Loan Agreement from January 15, 2010 through January 15, 2012, while the Note Amendments implement the same maturity date for the Note Agreements. The Company used certain net proceeds from the sale of Sypris Test & Measurement, Inc. (“STM”) and of the Company’s holdings of Dana Holding Corporation common stock to permanently reduce the lending commitments under the Loan Agreement from $50.0 million to approximately $21.0 million and under the Note Agreements from $30.0 million to approximately $13.3 million.  The Amendments waive certain violations or potential violations of the Company’s covenants as of October 26, 2009, and substituted new financial covenants regarding: quarterly minimum net worth and liquidity levels, cumulative quarterly “EBITDAR” levels, cumulative quarterly fixed charge ratios and cumulative quarterly debt to EBITDAR ratios, among others.  The Amendments also commit the Company to obtain the consent of the Banks and the Noteholders before making any dividend payments and impose certain fees and interest rates increases. To the extent that marketable securities or other collateral is sold outside of the ordinary course of business, the Amendments also provide for certain prepayments to the Banks and the Noteholders.  The Company expects to be able to comply with the amended covenants. However, no assurances can be given that changing business, regulatory or economic conditions might not cause the Company to violate one or more covenants which could result in default or acceleration of any debt under the Agreements.

Item 2.01 Completion of Acquisition or Disposition of Assets

On October 26, 2009 the Company completed the sale of its wholly owned subsidiary, STM, pursuant to a stock purchase agreement (the “Agreement”) with Textronix Inc. (the “Buyer”). The Company sold all of the outstanding shares of STM stock to the Buyer for $39.0 million of cash consideration ($3.0 million of which was to be held in escrow for up to 18 months in connection with certain customary representations, warranties, covenants and indemnifications of the Company). The Agreement contains customary representations, warranties and covenants of the Seller and the Buyer as further set forth in the Agreement. The Agreement also includes provisions governing the retention by the Seller of certain responsibilities with regard to environmental, tax, intellectual property and other liabilities; transition of employees and responsibility for employee compensation and benefits; information technology, use of trademarks and logos; and post-closing indemnities between the Seller and the Buyer for losses arising from specified events.

Item 3.03.  Material Modification to Rights of Security Holders.

The Company executed the Amendments on October 26, 2009, effective in each case as of execution.  Among other things, the Amendments require the Company to obtain the consent of the Banks and the Noteholders before making any dividend payments to holders of the Company’s outstanding common stock par value $.01.

Item 7.01 Regulation FD Disclosure.

Effective as of October 26, 2009, Computershare Trust Company, N.A. (“Computershare”) was appointed to be the successor rights agent for the Company pursuant to a Letter Amendment to the Rights Agreement. In addition to the appointment as successor rights agent, the Company appointed Computershare as transfer agent, registrar, and dividend disbursing agent effective as of October 26, 2009.  The addresses and phone numbers to contact Computershare regarding the Company’s shareholder accounts are provided below.

Shareholder Inquiries:	Street Address
Computershare	Computershare
P.O. Box 43078	250 Royall Street
Providence, RI 02940	Canton, MA 02021
Telephone: 800-622-6757

Item 9.01 Financial Statements and Exhibits.

(b) Pro Forma Information

The following pro forma condensed consolidated financial statements of Sypris Solutions, Inc. are included in this Form 8-K:

(i)      Unaudited Pro Forma Condensed Consolidated Statement of Operations for the six months ended July 5, 2009;

(ii)     Unaudited Pro Forma Condensed Consolidated Statement of Operations for the six months ended June 29, 2008;

(iii)    Unaudited Pro Forma Condensed Consolidated Statement of Operations for the year ended December 31, 2008; and

(iv)    Unaudited Pro Forma Condensed Consolidated Balance Sheet as of July 5, 2009.

The accompanying unaudited pro forma condensed consolidated financial statements have been prepared to illustrate the effect of the sale of the STM segment on Sypris Solutions, Inc.’s historical consolidated results of operations and financial position.  The accompanying unaudited condensed consolidated statements of operations give effect to the disposition of STM as if it occurred at the beginning of the fiscal period presented.  The unaudited pro forma condensed consolidated balance sheet assumes the sale occurred on July 5, 2009.  The actual effect of the sale could differ from the pro forma adjustments presented.  However, management believes that the assumptions used and the adjustments made are reasonable under the circumstances and given the information available.

The pro forma information is based on the historical financial statements of STM and Sypris Solutions, Inc. and its subsidiaries after giving effect to the proposed transaction and the assumptions and adjustment in the accompanying notes to the pro forma condensed consolidated financial statements and are not necessarily indicative of the consolidated financial position or results of operations of Sypris Solutions, Inc. that would have actually occurred had the transaction been in effect as of the date or for the periods presented.  The unaudited pro forma financial information should be read in conjunction with Sypris Solutions, Inc.’s historical consolidated financial statements, including notes thereto.

(d)  Exhibits.

Exhibit Number	Description of Exhibit

99	Press Release issued October 29, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	October 30, 2009	Sypris Solutions, Inc.

		By:	/s/ John R. McGeeney
John R. McGeeney
General Counsel and Secretary

INDEX TO EXHIBITS

Exhibit Number	Description

99	Press Release issued October 29, 2009.

Item 9.01 (b) (i)

	Sypris Solutions, Inc.
	Unaudited Pro Forma Condensed Consolidated Statements of Operations
	For the Six Months Ended July 5, 2009
	(in thousands, except for per share data)

		As Reported	Disposition of	Pro Forma
		(a)	STM	(b)

	Net revenue:
	Outsourced services	$127,871	$22,622	$105,249
	Products	35,916	4,078	31,838
	Total net revenue	163,787	26,700	137,087
	Cost of sales:
	Outsourced services	126,171	17,500	108,671
	Products	25,646	2,227	23,419
	Total cost of sales	151,817	19,727	132,090
	Gross profit	11,970	6,973	4,997
	Selling, general and administrative	19,834	5,094	14,740
	Research and development	2,200	397	1,803
	Amortization of intangible assets	56	—	56
	Nonrecurring expense, net	3,713	—	3,713

	Operating (loss) income	(13,833)	1,482	(15,315)
	Interest expense, net	3,572	1,154	2,418
	Other income, net	(77)	—	(77)
	(Loss) income before income taxes	(17,328)	328	(17,656)
	Income tax expense	795	128	667
	Net (loss) income	$(18,123)	$200	$(18,323)
	Loss per common share:
	Basic	$(0.98)		$(0.99)
	Diluted	$(0.98)		$(0.99)

	Weighted average shares outstanding:
	Basic	18,456		18,456
	Diluted	18,456		18,456

(a)	Represents historical condensed consolidated statement of operations as reported by Sypris Solutions, Inc. for the six month period ended July 5, 2009 in its Quarterly Report on Form 10-Q filed with the SEC on August 18, 2009.

(b)	Reflects the elimination of the revenues and expenses of the company’s Test & Measurement segment (STM) from the continuing operations of the company and the elimination of interest expense allocated to the debt required to be paid down as a result of the disposition for the six month period ended July 5, 2009.

Item 9.01 (b) (ii)

Sypris Solutions, Inc.
Unaudited Pro Forma Condensed Consolidated Statements of Operations
For the Six Months Ended June 29, 2008
(in thousands, except for per share data)

		As Reported	Disposition of	Pro Forma
		(a)	STM	(b)

	Net revenue:
	Outsourced services	$178,236	$23,864	$154,372
	Products	38,376	3,398	34,978
	Total net revenue	216,612	27,262	189,350
	Cost of sales:
	Outsourced services	160,431	18,303	142,128
	Products	31,661	1,854	29,807
	Total cost of sales	192,092	20,157	171,935
	Gross profit	24,520	7,105	17,415
	Selling, general and administrative	21,771	5,357	16,414
	Research and development	2,084	354	1,730
	Amortization of intangible assets	129	46	83
	Nonrecurring expense, net	—	—	—
	Operating income	536	1,348	(812)
	Interest expense, net	1,975	1,010	965
	Other (income) expense, net	(916)	6	(922)
	(Loss) income before income taxes	(523)	332	(855)
	Income tax expense	27	129	(102)
	Net (loss) income	$(550)	$203	$(753)
	Loss per common share:
	Basic	$(0.03)		$(0.04)
	Diluted	$(0.03)		$(0.04)

	Weighted average shares outstanding:
	Basic	18,347		18,347
	Diluted	18,347		18,347

(a)	Represents historical condensed consolidated statement of operations as reported by Sypris Solutions, Inc. for the six month period ended June 29, 2008 in its Quarterly Report on Form 10-Q filed with the SEC on August 7, 2008.

(b)	Reflects the elimination of the revenues and expenses of the company’s Test & Measurement segment (STM) from the continuing operations of the company and the elimination of interest expense allocated to the debt required to be paid down as a result of the disposition for the six month period ended June 29, 2008.

Item 9.01 (b) (iii)

	Sypris Solutions, Inc.
	Unaudited Pro Forma Condensed Consolidated Statements of Operations
	For the Year Ended December 31, 2008
	(in thousands, except for per share data)

		As Reported	Disposition of	Pro Forma
		(a)	STM	(b)

	Net revenue:
	Outsourced services	$330,433	$47,335	$283,098
	Products	80,885	7,878	73,007
	Total net revenue	411,318	55,213	356,105
	Cost of sales:
	Outsourced services	312,820	37,061	275,759
	Products	64,868	4,157	60,711
	Total cost of sales	377,688	41,218	336,470
	Gross profit	33,630	13,995	19,635
	Selling, general and administrative	42,911	10,970	31,941
	Research and development	4,197	797	3,400
	Amortization of intangible assets	213	46	167
	Impairment of goodwill	440	—	440
	Nonrecurring expense, net	45,086	—	45,086
	Operating (loss) income	(59,217)	2,182	(61,399)
	Interest expense, net	4,235	2,038	2,197
	Impairment of marketable securities	66,758	—	66,758
	Other expense, net	1,832	234	1,598
	Loss before income taxes	(132,042)	(90)	(131,952)
	Income tax benefit	(1,486)	(35)	(1,451)
	Net loss	$(130,556)	$(55)	$(130,501)
	Loss per common share:
	Basic	$(7.11)		$(7.11)
	Diluted	$(7.11)		$(7.11)

	Weighted average shares outstanding:
	Basic	18,365		18,365
	Diluted	18,365		18,365

(a)	Represents historical condensed consolidated statement of operations as reported by Sypris Solutions, Inc. for the year ended December 31, 2008 in its Annual Report on Form 10-K filed with the SEC on March 31, 2009.

(b)	Reflects the elimination of the revenues and expenses of the company’s Test & Measurement segment (STM) from the continuing operations of the company and the elimination of interest expense allocated to the debt required to be paid down as a result of the disposition for the year ended December 31, 2008.

Item 9.01 (b) (iv)

	Sypris Solutions, Inc.
	Unaudited Pro Forma Condensed Consolidated Balance Sheets
	As of July 5, 2009
	(in thousands)
			Disposition of
		As Reported	STM	Pro Forma
		(a)	(b)	Adjustments		Pro Forma
	ASSETS
	Current assets:
	Cash and cash equivalents	$10,125	$-	$-		$10,125
	Restricted cash	263	-	3,000	(c)	3,263
	Accounts receivable, net	45,394	6,221	-		39,173
	Inventory, net	35,838	1,319	-		34,519
	Other current assets	10,151	481	-		9,670
	Total current assets	101,771	8,021	3,000		96,750
	Investment in marketable securities	5,239	-	-		5,239
	Property, plant and equipment, net	98,051	12,913	-		85,138
	Goodwill	13,837	6,937	-		6,900
	Other assets	11,312	-	-		11,312
	Total assets	$230,210	$27,871	$3,000		$205,339
	LIABILITIES AND STOCKHOLDERS' EQUITY
	Current liabilities:
	Accounts payable	$39,955	$2,069	$-		$37,886
	Accrued liabilities	24,169	996	-		23,173
	Notes payable	75,500	-	(34,000)	(d)	41,500
	Total current liabilities	139,624	3,065	(34,000)		102,559
	Long-term debt	-	-	-		-
	Other liabilities	45,110	199	-		44,911
	Total liabilities	184,734	3,264	(34,000)		147,470
	Total stockholders’ equity	45,476	-	12,393	(e)	57,869
	Total liabilities and stockholders’ equity	$230,210	$3,264	$(21,607)		$205,339

(a)	Represents historical condensed consolidated balance sheet as reported by Sypris Solutions, Inc. as of July 5, 2009 in its Quarterly Report on Form 10-Q filed with the SEC on August 18, 2009.

(b)	Reflects the elimination of assets and liabilities of the company's Test & Measurement segment (STM) from the balance sheet pursuant to the sale of the business.

(c)	Represents proceeds reserved in escrow from the sale of STM.

(d)	Represents the net cash proceeds from the sale of STM to be used to reduce amounts outstanding under the company's Revolving Credit Agreement and Senior Notes.

(e)	Represents the estimated gain on the sale of STM.